AT&T INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE QUARTERS AND YEAR ENDED 2009
Dollars in millions

	For the Quarter Ended (Unaudited)				For the Year
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Ended *
Total Operating Revenues	$30,571	$30,734	$30,855	$30,858	$123,018
Total Operating Expenses	24,834	25,228	25,467	25,997	101,526
Total Operating Income	5,737	5,506	5,388	4,861	21,492
Interest expense	849	879	853	798	3,379
Equity in Net Income of Affiliates	137	231	181	185	734
Other income (expense) - net	(15)	31	27	109	152
Income Before Income Taxes	5,010	4,889	4,743	4,357	18,999
Provision (benefit) for income taxes	1,809	1,613	1,468	1,266	6,156
Net Income	3,201	3,276	3,275	3,091	12,843
Less: Net Income Attributable to Noncontrolling Interest	(75)	(78)	(83)	(72)	(308)
Net Income Attributable to AT&T	$3,126	$3,198	$3,192	$3,019	$12,535

Depreciation and amortization expenses
included in Total Operating Expenses	$4,886	$4,903	$4,910	$5,015	$19,714

* Audited

AT&T INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE QUARTERS AND YEAR ENDED 2008
Dollars in millions

	For the Quarter Ended (Unaudited)				For the Year
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Ended *
Total Operating Revenues	$30,744	$30,866	$31,342	$31,076	$124,028
Total Operating Expenses	24,764	24,299	25,724	26,178	100,965
Total Operating Income	5,980	6,567	5,618	4,898	23,063
Interest expense	865	854	858	813	3,390
Equity in Net Income of Affiliates	243	212	257	107	819
Other income (expense) - net	91	29	(23)	(425)	(328)
Income Before Income Taxes	5,449	5,954	4,994	3,767	20,164
Provision (benefit) for income taxes	1,930	2,111	1,705	1,290	7,036
Net Income	3,519	3,843	3,289	2,477	13,128
Less: Net Income Attributable to Noncontrolling Interest	(58)	(71)	(59)	(73)	(261)
Net Income Attributable to AT&T	$3,461	$3,772	$3,230	$2,404	$12,867

Depreciation and amortization expenses
included in Total Operating Expenses	$4,903	$4,958	$4,978	$5,044	$19,883

* Audited